THIS CONFORMING PAPER
                           FORMAT DOCUMENT IS
                            BEING SUBMITTED
                         PURSUANT TO RULE 901(d)
                           OF REGULATION S-T.

                        Schedule 14A Information
       Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.   )
File by the Registrant  [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Mid-Plains Telephone, Inc
            (Name of Registrant as Specified In Its Charter)
                             Howard Hopeman
               (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies
                                  n/a
    2) Aggregate number of securities to which transaction applies:
                                  n/a
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/
                                  n/a
    4) Proposed maximum aggregate value of transaction:
                                  n/a
_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                                  n/a
    2) Form, Schedule or Registration Statement No.:
                                  n/a
    3) Filing Party:
                                  n/a
    4) Date Filed:
                                  n/a

                             Notice of 1995
                           Annual Meeting and
                            Proxy Statements


                        MID-PLAINS TELEPHONE, INC.
                          Post Office Box 620070
                        Middleton, Wisconsin 53562


                                   March 22, 1995


Dear Shareholder:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders to be held on Monday, April 24, 1995, at 7:30 p.m., at the Holiday Inn, located in the Middleton Greenway Center,
1313 John Q. Hammons Drive, Middleton, Wisconsin (see map on next page).

     The business items to be acted on during the meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement. Following the business session, we will report to you on the Company's progress during the past year and receive your questions and comments concerning Mid-Plains.

     YOUR VOTE IS VERY IMPORTANT. We hope you will take a few minutes to review the proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

     To assist us in our preparation for refreshments following the meeting, we would appreciate your marking your proxy card in the space provided if you plan to attend the meeting.

     Thank you for your support of Mid-Plains.

                                   Very truly yours,
                                   /s/ Dean W. Voeks
                                   Dean W. Voeks
                                   President

                         DIRECTIONS TO HOLIDAY INN


A map is in shown in the proxy statement indicating that shareholders are to take Highway 12 to the Greenway Blvd exit
(Exit 252) to the Holiday Inn Madison West.

Take Exit 252 - Greenway Blvd.
off of the West Beltline Freeway

          If you have any questions, please call our Shareholder Services number: (608) 836-4212.


                        MID-PLAINS TELEPHONE, INC.
                          Post Office Box 620070
                        MIDDLETON, WISCONSIN  53562

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     Monday, April 24, 1995, 7:30 P.M.

     The Annual Meeting of Shareholders of MID-PLAINS TELEPHONE, INC., a Wisconsin corporation, will be held at the Holiday Inn, Greenway Center, 1313 John Q. Hammons Drive, Middleton, Wisconsin, on Monday, April 24, 1995 at 7:30 p.m. for the following purposes:

     1. Election of two Directors - the names of the nominees for Directors intended to be presented for election are as follows:

                    Charles Maulbetsch
                    Fredrick E. Urben;

     2. Ratification of the appointment of Kiesling Associates as independent public accountants;

and to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 10, 1995 will be entitled to vote at the meeting. All shareholders are requested to be present at the meeting in person or by proxy. Enclosed is a proxy.

                              By order of the Board of Directors,
                              /s/ Fredrick E. Urben
                              Fredrick E. Urben, Secretary
                              March 22, 1995


                          YOUR VOTE IS IMPORTANT

     Please mark your voting choices, sign, date and return your proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote by ballot at the meeting, thereby canceling any proxy you have previously submitted.

                             PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 24, 1995

     This Proxy Statement is furnished to shareholders of Mid-Plains Telephone, Inc., (herein referred to as the Company) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 7:30 p.m., Monday, April 24, 1995, at the Holiday Inn, Greenway Center, 1313 John Q. Hammons Drive, Middleton, Wisconsin. Shareholders of record at the close of business on March 10, 1995 will be entitled to vote at the meeting. This statement was mailed to each shareholder on approximately March 22, 1995.

PROXIES

     Whether or not you expect to be present personally at the meeting, please mark, sign, date and return by mail the enclosed form of Proxy. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by: (1) giving notice in writing to the Company's Secretary; or (2) granting a subsequent proxy; or (3) appearing in person and voting at the Annual Meeting. All proxies not so revoked will be voted.

     The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by mail or by telephone or personal contact by the directors, officers and regular employees of the Company.

     Only common shareholders of record on March 10, 1995 will be eligible to vote at this meeting. As of the record date, there were 1,976,050 shares of common stock of the Company outstanding. Each share outstanding is entitled to one vote at the meeting. The nominees for directors receiving a plurality of the votes cast by the outstanding common stock will be elected. An affirmative majority of the votes cast is required to ratify the appointment of auditors. ABSTENTIONS ARE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUOROM EXISTS AT THE ANNUAL MEETING. ABSTENTIONS HAVE NO EFFECT ON ANY VOTE TAKEN AT THE ANNUAL MEETING. BROKER NON-VOTES HAVE NO EFFECT ON EITHER QUOROM DETERMINATIONS OR VOTES TAKEN.

     A copy of the Company's Annual Report to Shareholders for 1994 will be mailed to all shareholders on or about March 22, 1995.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE COMPANY'S FORM 10-K REPORT (NOT INCLUDING EXHIBITS THERETO) FOR 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUEST SHOULD BE SENT TO THE OFFICE OF THE SECRETARY OF MID-PLAINS TELEPHONE, INC., P.O. BOX 620070, MIDDLETON, WISCONSIN 53562-0070.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Board of Directors consists of seven members. Each director is required to be a resident of the State of Wisconsin and a shareholder of the Company. Under the retirement policy for directors (except for members of the board as of January 1, 1973), directors may not serve beyond their seventieth birthday. Each director, when duly elected and qualified, has a term of office of three years or until his successor is elected and qualified. The terms of office for the directors are staggered, so that only two or three directors need be elected in any one year.

     Under the terms of the Company's by-laws, nominations for the Board of Directors made by shareholders must be in writing and delivered or mailed to the principal executive offices of the corporation, between January 1 and February 28 of the year of the corporation's Annual Meeting of Shareholders at which such nomination is to be acted upon.

     Any nominations for the Board of Directors made by the shareholders must contain the name, date of birth and address of each proposed nominee, the principal occupation of each nominee for the last five years, the name and address of the nominating shareholder, and the number of shares of capital stock of the corporation owned by the proposed nominee and nominating shareholder.

     This year the terms of office for two directors will expire on Monday, April 24, 1995. It is intended proxies in the form enclosed granted by the shareholders will be voted in favor of electing the following named persons as directors, each of whom has consented to being named in this Proxy Statement and to serve if elected. Each nominee is currently a member of the Board of Directors. If any nominee shall for any reason become unavailable for election, it is the intention of those named in the Proxy to vote for the election of such other person as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unavailable for election.

     Set forth below is certain information concerning the two nominees for election and the five directors of the Company whose terms will continue after the Annual Meeting, including information with respect to their principal occupations and other directorships during the past five years, and the shares of common stock of the Company beneficially owned by each nominee or director and all directors and executive officers of the Company as a group.

    The Board of Directors recommends a vote FOR the nominees listed.

      NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 1998


                                            Shares of Common
                                            Stock Beneficially
              Names and Principal           Owned as of        Percent of
              Occupations or Employment     February 28, 1995  Class Owned<F1>
Here is       CHARLES MAULBETSCH            23,757<F2>         1.2%
a picture     Age 60. Director since 1981.
of Charles    Vice President and Director
Maulbetsch    of Middleton Community Bank
              since January 1, 1995.
              Formerly a Bank Consultant.

Here is       FREDRICK E. URBEN             21,624<F2><F3>     1.1%
a picture     Age 53. Director since 1977.
of Fredrick   Secretary & Treasurer and
Urben         Vice-President,
              Administration, Human
              Relations of the Company,
              of which he has been an
              officer since 1972.
/TABLE

                  CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                           Shares of Common
                                           Stock Beneficially
              Names and Principal          Owned as of         Percent of
              Occupations or Employment    February 28, 1995   Class Owned<F1>
Here is       EUGENE A. JOHNSON            34,400<F2>          1.7%
a picture     Age 66. Director since 1974.
of Eugene     Certified Public Accountant
Johnson       and Independent Realtor.
              President of Johnson
              Hardware Stores.

Here is       HAROLD L. (LEE) SWANSON       8,634<F2><F4>      0.4%
a picture     Age 57. Director since 1981.
Harold        Director of Mid-Plains
Swanson       Communications Systems,
              Inc., subsidiary of the
              Company, since 1981.
              President and Director of
              the State Bank of Cross
              Plains, with which he has
              been associated for more
              than 29 years; also
              Director of Madison Gas &
              Electric Company.

           CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                           Shares of Common
                                           Stock Beneficially
               Names and Principal         Owned as of         Percent of
               Occupations or Employment   February 28, 1995   Class Owned<F1>
Here is a      FLOYD A. BRYNELSON           8,848<F2>          0.4%
picture of     Age 80. Director since
Floyd          1970. General Counsel of
Brynelson      the Company from 1981 to
               1993. President of
               Mid-Plains Telephone, Inc.
               from 1981 to 1990.
               President of Mid-Plains
               Communications Systems,
               Inc., subsidiary of the
               Company, from 1985 to 1991.
               Director of Mid-Plains
               Communications Systems,
               Inc. from 1980 to 1991.
               Retired partner and Of
               Counsel to Axley Brynelson,
               Attorneys & Counselors,
               Madison, WI.

Here is a      S. C. EHLERS                57,700              2.9%
picture of     Age 88. Director since
S.C. Ehlers    1969. Retired Printer and
               Publisher. Director of
               Mid-Plains Communications
               Systems, Inc., subsidiary
               of the Company, since 1980.

Here is        DEAN W. VOEKS                2,004<F2>          0.1%
a picture      Age 52. President and
of Dean        Director of the Company,
Voeks          of which he has been an
               officer since 1987.
               President and Director of
               Mid-Plains Communications
               Systems, Inc., subsidiary
               of the Company, since 1991.

<F1>The total of 167,491 shares held by all directors and executive officers as a group is 8.5% of the Company's outstanding common stock.

<F2>Includes 2,252, 1,700, 500, 4,049, 3,250, and 887 shares of Company common stock, in self-directed Individual Retirement Accounts, to which Messrs. Brynelson, Johnson, Maulbetsch, Swanson, Urben, and Voeks, respectively, have voting and investment power.

<F3>Includes 3,355 shares of Company common stock in a family trust in which
Mr. Urben has a pecuniary interest, voting and investment power and 4,004 shares of Company common stock in a trust in which Mr. Urben has no pecuniary interest but has voting and investment power.

<F4>Includes 2,100 shares of Company common stock held by the State Bank of
Cross Plains Profit Sharing Plan and Money Purchase Pension Plan which
Mr. Swanson serves as a member of its Qualified Plan Committee and thereby has shared voting and investment power.

/TABLE

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     The Company's directors, its executive officers and certain other officers are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (SEC). All required filings in 1994 were properly made in a timely fashion. However, one filing inadvertently excluded 10 shares purchased in August 1994 by Mr. Swanson, a Director, which, upon discovery, was reported on an amended filing in March, 1995.

     In making this statement, the Company has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

                     BOARD OF DIRECTORS AND COMMITTEES

     In 1994, each non-employee director received an annual fee of $14,000 for serving on the Mid-Plains' Board. No additional fees were paid for attending meetings. Employee directors received no directors' fees. During 1994, The Board met 13 times. All directors attended more than 75% of the total number of meetings, including meetings of the committees of which they are members.

     The Company has an Audit Committee and a Compensation
Committee.

     The members of the AUDIT COMMITTEE are Messrs. Brynelson, Maulbetsch, and Johnson (Chair). The committee held two meetings in 1994. The committee's function is to recommend to the shareholders the independent auditors to be elected, and to meet with management and the independent public accountants and review with them the scope and results of their audits, the Company's accounting practices, and the adequacy of the Company's internal controls.

     The COMPENSATION COMMITTEE consists of the five non-employee directors, Messrs. Brynelson, Ehlers, Johnson (Chair), Maulbetsch and Swanson. The committee held two meetings in 1994. The function of the committee is to determine the compensation of the president of the Company and to set compensation guidelines for all other employees.

                      COMPENSATION COMMITTEE INTERLOCKS
                                     and
                            INSIDER PARTICIPATION

     Mr. Brynelson, a member of the Compensation Committee, was formerly president of the Company. He is a retired partner and Of Counsel to Axley Brynelson, the primary law firm retained by the Company. Mr. Johnson, a member of the Compensation Committee, was formerly president of the Company's subsidiary.

                           EXECUTIVE COMPENSATION

     The following summary compensation table identifies compensation of the President (the chief executive officer) during the three years ended December 31, 1994. All other executive officers earned less than $100,000.
                          Summary Compensation Table

Name and
Principal                   Annual Compensation        All Other
Position                 Year      Salary     Bonus    Compensation<F1>
Dean W. Voeks:
President and Director   1994      $125,000   $ 7,500  $5,590
President and Director   1993      $105,000   $12,720  $4,945
President and Director   1992      $100,000   $13,369  $4,761

<F1>Company matching contribution to defined contribution 401(k) benefit plan.


                    REPORT OF THE COMPENSATION COMMITTEE

     The Company's principal executive compensation objective is to compensate executive officers in a manner that will attract and retain the services of an outstanding management team and provide incentives to motivate superior performance by key employees. To accomplish this, the non-employee directors have developed a three component compensation policy: (1) annual base salary adjustments designed to recognize professional growth and to adjust for inflationary pressures; (2) annual incentive bonus based on achieving preestablished individual goals for the year; and (3) promotional increases related to significant increases in responsibility and/or disparities with comparable positions.

     Each executive is in a salary grade with a salary range based on his or her level of experience and responsibility compared to similar positions within the utility industry and marketplace.

     The compensation for Mr. Voeks, President (the chief executive officer), reported for 1994 reflects the application of the policies described above. Mr. Voeks' base salary for 1994 was adjusted by a base adjustment and a market equity adjustment. The market equity adjustment takes into account market conditions and was also in recognition of his leadership in preparing Mid-Plains for the increasing competitive challenge in its industry. Mr. Voeks also received an annual incentive bonus for 1994 as previously indicated.

                         COMPENSATION COMMITTEE
                         Floyd A. Brynelson
                         S. C. Ehlers
                         Eugene A. Johnson
                         Charles Maulbetsch
                         Harold L. (Lee) Swanson

                             PERFORMANCE GRAPH
PERFORMANCE GRAPH

             Comparison of Five Year Cumulative Total Return<F1>
       Mid-Plains Telephone, Inc., S&P Index & S&P Telephone Index<F2>
                  (Performance results through 12/31/94)

                       [Line graph of data points]

               1989    1990    1991    1992    1993    1994
Mid-Plains     100.00  159.84  219.43  236.44  300.56  347.69
S&P 500        100.00   96.89  126.42  136.05  149.76  151.74
S&P Telephone  100.00   95.46  102.66  112.65  130.10  124.72

Assumes $100 invested on January 1, 1990 in Mid-Plains Common
Stock, S&P Index & S&P Telephone Index.

<F1>Total return assumes reinvestment of dividends.
<F2>Fiscal year ending December 31.

                               BENEFIT PLANS

PENSION PLAN. Mid-Plains Telephone, Inc. has a defined benefit pension plan covering the employees of its telephone operations. Retirement benefits are based upon years of service with the Company and compensation rates near retirement and are not subject to any reduction for Social Security benefits paid to the employees or any other offset amounts. For purposes of the plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary reported in the foregoing Summary Compensation
Table. In 1994, the minimum years of service required to obtain maximum annual retirement benefits was increased from 15 to 25 years to comply with changes in statuary regulations imposed by the Internal Revenue Code. Annual retirement benefits under the retirement plan at the normal retirement age of 60 for specified levels of compensation and specified years of service are illustrated in the following table:

   Assumed Average Annual         Annual Pension at Normal
   Compensation Based on Highest  Retirement Age of 60
   60 Consecutive Months          After Years of Service Indicated<F1>

                                  15 Years  20 Years  25 Years
   $100,000                       $34,200   $45,600   $57,000
   $110,000                       $37,600   $50,200   $62,700
   $120,000                       $41,000   $54,700   $68,400
   $130,000                       $44,500   $59,300   $74,100
   $140,000                       $47,900   $63,800   $79,800
   $150,000                       $51,300   $68,400   $85,500
   $160,000                       $54,700   $73,000   $91,200
   $170,000                       $58,100   $77,500   $96,900

<F1>Based upon a single-life, 120-month guarantee annuity.

     Mr. Voeks has eight full credited years of service under the Pension Plan. Substantially all compensation shown in the summary compensation table is included in compensation under the Pension
Plan.

MANAGEMENT CONTINUITY PLAN. The Company has severance pay agreements ("Agreements") with Mr. Voeks and four other executive officers. The purpose of the Agreements is to encourage the executive officers to continue to carry out their duties in the event of the possibility of a change in control of the Company.

  Benefits are payable under the Agreements only if a change in control has occurred and within three years after such change the executive's employment is terminated: (a) by the Company or its successor for reasons other than "cause"; or (b) voluntarily by the executive for "good reason", in each case as defined in the Agreements. The principal benefit under the Agreement is a lump-sum payment equal to 2.99 times the executive's annual compensation. Each agreement terminates on January 28, 1996, but is automatically extended for an additional year on January 28 of each year, commencing January 28, 1996, unless either the Company or the employee gives a written notice of cancellation of such automatic extension.

  Other telephone operations employees not covered by individual Agreements are covered by a broad-based change in control plan ("Plan"). The Plan is similar to the Agreements except that the benefit under the Plan is a lump-sum payment equal to the employee's monthly compensation multiplied times the employee's years of service not exceeding 24.


                        TRANSACTIONS WITH DIRECTORS

     In 1994, Floyd A. Brynelson, a director, was Of Counsel with
Axley Brynelson, the primary law firm retained by the Company.
The Company has also retained this law firm in 1995.


PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Shareholders will be asked to ratify the recommendation of the Audit Committee and the appointment by the Board of Directors of Kiesling Associates as the independent public accountants to audit the consolidated financial statements of the Company and its subsidiary for 1995.

     Kiesling Associates has audited the financial statements of the Company each year since 1956. A representative of Kiesling Associates is expected to be present at the meeting and will be available to respond to appropriate questions or to make a statement if said representative so desires. An affirmative vote of the holders of a majority of the Company's common stock, represented in person or by proxy and entitled to vote at the meeting, is necessary for approval.

      The Board of Directors recommends a vote FOR this appointment.


                              OTHER BUSINESS

     The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgement in such matters.




               RECEIPT OF SHAREHOLDERS' PROPOSALS AND DIRECTOR
                    NOMINATIONS FOR NEXT ANNUAL MEETING

     Any shareholder satisfying Security and Exchange Commission requirements and wishing to submit a proposal to be included in the 1996 Proxy Statement must submit the proposal in writing to:
Secretary, Mid-Plains Telephone, Inc., Post Office Box 620070, Middleton, Wisconsin 53562-0070. The Company must receive any such proposal by December 15, 1995, in order to have such proposal considered for inclusion in the 1996 Proxy Statement.

     Shareholder nominations for directors, whose term will expire in 1999, to be elected at the 1996 Annual Meeting of Shareholders, must be submitted in the manner described in the section captioned Election of Directors above between January 1, 1996, and February 29, 1996.


                              FOR THE BOARD OF DIRECTORS
                              /s/ Dean W. Voeks
                              Dean W. Voeks, President
                              March 22, 1995

                       MID-PLAINS TELEPHONE, INC.
           For Annual Meeting of Shareholders on April 24, 1995

     The undersigned hereby appoints Harold (Lee) Swanson and S.C. Ehlers, and each of them, with power of substitution in each, as proxies, with the powers the undersigned would possess if personally present, to vote all of the undersigned's shares of stock in the Company at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn, 1313 John Q. Hammons Drive, Middleton, Wisconsin, on Monday, April 24, 1995 at
7:30 p.m., and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 22, 1995, subject to any directions indicated on the reverse side of this card.

1.  ELECTION OF DIRECTORS


     FOR all nominees listed                WITHHOLD AUTHORITY to
     below (except as marked                vote for all nominees
     to the contrary below)                 listed below


Charles Maulbetsch, Fredrick E. Urben

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. RATIFICATION OF THE APPOINTMENT OF KIESLING ASSOCIATES as independent public accountants.


          FOR            AGAINST             ABSTAIN
          /  /             /  /                /  /



This Proxy is Solicited on Behalf of the Board of Directors of the Company.

This Proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. If no choice is specified, the Proxies shall vote FOR Proposals 1 and 2.


If you attend the meeting, you may, if you so desire, withdraw your proxy at the registration desk and vote in person.


Please mark an (X) in the box                Here is
to the right if you plan to                  a box
attend the meeting.



Please date and sign your name(s) exactly as shown above and mail promptly in the enclosed envelope.
IMPORTANT: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature


Signature If Held Jointly

Dated                  , 1995